UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________________________________________________________________________________________________________________________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: April 8, 2025
(Date of earliest event reported)
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RING ENERGY, INC.
(Exact name of registrant as specified in its charter)
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Nevada	001-36057	90-0406406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1725 Hughes Landing Blvd., Suite 900
The Woodlands, TX 77380
(Address of principal executive offices) (Zip Code)

(281) 397-3699
(Registrant’s telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	REI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 8, 2025, Ms. Regina Roesener notified the board of directors (the “Board”) of Ring Energy, Inc. (the “Company”), that she is retiring from the Board effective as of April 14, 2025. Ms. Roesener’s decision to retire was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On April 9, 2025, the Board, upon the recommendation of the Nominating, Environmental, Social and Governance Committee of the Board (the “NESG Committee”), appointed Ms. Carla Tharp as a director effective April 14, 2025. Ms. Tharp will hold this position until the 2025 annual meeting of stockholders of the Company or until her successor is elected and qualified, subject to her earlier resignation or removal. Ms. Tharp is expected to serve on the Audit Committee of the Board and the NESG Committee. In connection with her appointment to the Board, Ms. Tharp will receive compensation in accordance with the Company’s non-employee director compensation program.

Ms. Tharp, age 61, has served since February 2025 as Chief Executive Officer of Apoyar Energy, an upstream oil and gas exploration and production company focused on international assets. From January 2024 to February 2025, she was President of CT Tharp & Co., an independent consulting firm concentrating on global acquisitions and divestitures. From January 2020 to February 2024, Ms. Tharp served in multiple positions at APA Corporation (formerly Apache Corp.), including as Vice President of New Business & Commercial, Vice President of Corporate Development and Vice President of Reserves, leading multi-disciplinary teams. From January 2019 to January 2020, she was a Managing Director of Energy Investment Banking at Raymond James. From February 2018 to May 2019, she was Director of Acquisitions and Divestitures at Citi Global Markets. From June 2012 to May 2016, she was Director of Mergers and Acquisitions at Lantana Energy Advisors. Ms. Tharp graduated from Texas A&M University with a B.S. in Petroleum Engineering.

There are no family relationships between Ms. Tharp and any other executive officers or directors of the Company. There is no arrangement or understanding between Ms. Tharp and any other persons pursuant to which she was selected as director. There are no transactions to which the Company is a party and in which Ms. Tharp has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On April 11, 2025, the Company issued a press release announcing the retirement of Ms. Roesener from the Board and the appointment of Ms. Tharp to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated April 11, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RING ENERGY, INC.

Date:	April 11, 2025	By:	/s/ Travis T. Thomas
Travis T. Thomas
Chief Financial Officer